                                                                    Exhibit 21.1

                      LIST OF SUBSIDIARIES OF THE COMPANY


                                                       Name Under Which the
Name of Subsidiary      State of Incorporation         Subsidiary does Business
------------------      ----------------------         ------------------------
Psychic Discovery                                      Psychic Discovery
Network, Inc.           Florida                        Network, Inc.

Web Star Inc.           Florida                        Web Star Inc.